Exhibit 99.1

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS THIRD QUARTER 2006 RESULTS
Completes restatement of prior period results; reports year-end 2006 wireless net adds

CHICAGO — Feb. 23, 2007 — Telephone and Data Systems, Inc. [AMEX:TDS, TDS.S] reported operating revenues of $1,112.1 million for the third quarter of 2006, up 8 percent from $1,027.9 million, as restated, for the comparable period one year ago. Operating income was $110.4 million compared to operating income of $104.5 million, as restated, for the third quarter of 2005. Net income available to common and diluted earnings per share were $75.2 million and $0.64, respectively. In the third quarter of 2005, net income available to common and diluted earnings per share were $38.6 million and $0.33, respectively, as restated.

TDS also completed the restatement of prior period results announced on Nov. 6, 2006, which included each of the years ended Dec. 31, 2002 — 2005, quarterly information for 2004 and 2005, and the first and second quarters of 2006. The restatement was required primarily to correct the accounting for prepaid forward contracts under Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. Later today, the company will file its Form 10-K/A for 2005, its Forms 10-Q/A for the first and second quarters of 2006, and its Form 10-Q for the third quarter of 2006, with the Securities and Exchange Commission.

Third Quarter Highlights

•                  The total number of U.S. Cellular customers increased 8 percent year over year to 5,729,000. The number of retail customers increased 8 percent to 5,127,000.

•                  U.S. Cellular’s average monthly revenue per unit (ARPU) increased 4 percent to $47.93.

•                  U.S. Cellular recorded a postpay churn rate of 1.6 percent.

•                  The number of TDS Telecom ILEC and CLEC access line equivalents increased 2.1 percent to 1.2 million.

•                  The number of ILEC Digital Subscriber Lines (DSL) increased 56 percent to 94,100 in the third quarter, and the number of CLEC DSL lines grew 18 percent to 41,000 year over year.

•                  The number of ILEC long distance customers increased 6 percent to 335,100, with long distance penetration reaching 54 percent at Sept. 30, 2006.

•                  At an Extraordinary General Meeting held on July 25, 2006, Vodafone approved a share consolidation in which 8 American Depository Receipts (“ADRs”) were consolidated into 7 ADRs and a return of capital (“Special Distribution”). U.S. Cellular and TDS Telecom received approximately $28.6 million and $7.6 million, respectively. The Special Distribution was recorded as a return of capital.

•                  TDS recorded a gain in fair value adjustment of derivative instruments of $34.6 million related to accounting for prepaid forward contracts.

“U.S. Cellular grew its service revenues 13 percent in the third quarter, while operating income grew 22 percent, continuing a trend of double digit revenue growth and improved profitability during the year. Revenue growth was aided by higher ARPU, which increased 4 percent year over year, driven in part by higher data revenues. While higher data revenues positively affected the quarter, net customer additions were lower than planned,” said LeRoy T. Carlson, Jr., TDS’ president and chief executive officer.

“U.S. Cellular focused in 2006 on enhancing its competitive position and improving profitability in its existing markets. This focus continues in 2007. As a result, we expect that U.S. Cellular will have grown its cash flow from operations in excess of capital spending in 2006 and will do so again in 2007, further strengthening its financial position.”

“TDS Telecom continues to deliver on its strategy of being the preferred broadband provider in the markets where it offers DSL service. In the third quarter, the number of DSL customers for combined ILEC and CLEC operations grew by 40,000 to total 135,100, a 42 percent increase over the third quarter 2005. We will continue to aggressively market DSL service that combines quality, speed and price to drive market penetration. We will tailor our marketing and sales approach on a market-by-market basis, and expand into new markets as economics dictate. Another highlight in the third quarter is that TDS Telecom’s equivalent access lines, ILEC and CLEC combined, grew 2.1 percent year over year,” he concluded.

U.S. Cellular Year-end Net Customer Additions 2006 Update

	12/31/06	12/31/05
Postpay customer additions	283,000	291,000

Prepaid customer additions	14,000	120,000

Total net retail customer additions *	297,000	411,000

Wholesale customer additions	13,000	66,000

Total customer additions	310,000	477,000

* U.S. Cellular issues guidance on net retail customer additions.

Certain financial and statistical information will be posted to the TDS web site, together with reconciliations to generally accepted accounting principles (GAAP) of certain non-GAAP disclosures. Investors may access this additional information on the Guidance and Reconciliations page of the TDS web site.

About TDS

TDS is a diversified telecommunications corporation founded in 1969. Through its business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless, local telephone and broadband services. As of Sept. 30, 2006, the company employed 11,700 people and served 6.9 million customers/units in 36 states.

About U.S. Cellular

As of Sept. 30, 2006, U.S. Cellular Corporation, the nation’s sixth-largest wireless service carrier, employees 8,000 people and provided wireless service to 5.7 million customers in 26 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support, and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of U.S. Cellular to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in the overall economy; changes in competition in the markets in which U.S. Cellular and TDS Telecom operate; changes due to industry consolidation; advances in telecommunications technology, including Voice over Internet Protocol; changes to access and pricing of unbundled network elements; changes in the state and federal telecommunications regulatory environment; changes in the value of assets; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; uncertainty of access to the capital markets; risks and uncertainties relating to restatements and possible future restatements; pending and future litigation; acquisitions/ divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in U.S. Cellular and TDS Telecom markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS or its business units, visit:

TDS:	www.teldta.com	TDS Telecom:	www.tdstelecom.com
USM:	www.uscellular.com

###

TELEPHONE AND DATA SYSTEMS, INC.
SUMMARY OPERATING DATA

Quarter Ended	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
U.S. Cellular
Consolidated Markets:
Total population (000s) (1)	55,543	55,543	55,164	45,244	44,690
All customers -
Customer units	5,729,000	5,704,000	5,633,000	5,482,000	5,303,000
Gross customer unit activations	365,000	347,000	434,000	419,000	355,000
Net customer unit activations	25,000	48,000	151,000	125,000	76,000
Market penetration (1)	10.31%	10.27%	10.21%	12.12%	11.87%
Retail customers -
Customer units	5,127,000	5,099,000	5,029,000	4,927,000	4,765,000
Gross customer unit activations	353,000	331,000	380,000	392,000	346,000
Net customer unit activations	28,000	49,000	122,000	130,000	77,000

Cell sites in service	5,726	5,583	5,438	5,428	5,149
Average monthly revenue per unit (2)	$47.93	$46.54	$46.17	$45.88	$46.16
Retail service revenue per unit (2)	$41.65	$40.84	$40.70	$40.13	$40.22
Inbound roaming revenue per unit (2)	$2.55	$2.28	$2.12	$2.31	$2.70
Long-distance/other revenue per unit (2)	$3.73	$3.42	$3.35	$3.44	$3.24
Minutes of use (MOU) (3)	725	719	658	648	639
Postpay churn rate per month (4)	1.6%	1.5%	1.5%	1.6%	1.5%
Marketing cost per gross
customer unit addition (5)	$496	$503	$412	$501	$491
Construction Expenditures (000s)	$152,800	$151,400	$117,200	$197,400	$125,600

(1) Market penetration is calculated using 2005 Claritas population estimates for all periods of 2006 and 2004 Claritas estimates for all periods of 2005.  “Total population” represents the total population of each of U.S. Cellular’s consolidated markets, regardless of whether the market has begun marketing operations. The 9/30/06, 6/30/06 and 3/31/06 total population count includes the markets acquired in January 2006 by Carroll Wireless, L.P., a consolidated U.S. Cellular subsidiary, representing the licensed areas for which Carroll Wireless L.P. was the winning bidder in the Federal Communications Commission’s Auction 58 that concluded in February 2005.  The 9/30/06, 6/30/06, 3/31/06 and 12/31/05 total population counts include the population of the 15 markets acquired from ALLTEL in December 2005, and exclude the population of the two markets transferred to ALLTEL in the same transaction.  The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless (now Cingular Wireless) are not included in the total population counts for any period.

(2) Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:
Service Revenues per Financial Highlights	$821,820	$791,705	$769,222	$737,790	$729,005
Components:
Retail service revenue during quarter	$714,270	$694,712	$678,110	$645,286	$635,111
Inbound roaming revenue during quarter	$43,806	$38,745	$35,344	$37,184	$42,654
Long-distance/other revenue during quarter	$63,744	$58,248	$55,768	$55,320	$51,240

Divided by average customers during quarter (000s)	5,716	5,670	5,554	5,360	5,264
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$47.93	$46.54	$46.17	$45.88	$46.16
Retail service revenue per unit	$41.65	$40.84	$40.70	$40.13	$40.22
Inbound roaming revenue per unit	$2.55	$2.28	$2.12	$2.31	$2.70
Long-distance/other revenue per unit	$3.73	$3.42	$3.35	$3.44	$3.24

(3) Average monthly local minutes of use per customer (without roaming).

(4) Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

(5) This measurement is not calculable using information from the financial statements as reported. The details of this calculation and a reconciliation to line items reported in Financial Highlights for each respective quarter are shown on U.S. Cellular’s web site, along with additional information related to U.S. Cellular’s third quarter results, at www.uscellular.com.

TELEPHONE AND DATA SYSTEMS, INC.

SUMMARY OPERATING DATA

Quarter Ended	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
TDS Telecom
ILEC:
Access line equivalents (1)	752,100	747,500	742,300	735,300	734,800
Access lines	622,700	628,600	632,100	635,500	640,700
Dial-up Internet service accounts	82,200	86,800	90,800	90,700	89,700
Digital Subscriber Lines (DSL) customers	94,100	84,000	75,300	65,500	60,300
Long Distance customers	335,100	331,300	327,100	321,500	316,100
Construction Expenditures (000s)	$27,000	$29,700	$17,100	$37,500	$25,100
CLEC:
Access line equivalents (1)	452,900	450,900	449,200	448,600	445,600
Dial-up Internet service accounts	11,000	11,800	13,500	14,200	14,700
Percent of access lines on-switch	92.6%	92.2%	91.7%	91.1%	90.6%
Digital Subscriber Lines (DSL) customers	41,000	39,900	38,500	36,400	34,800
Construction Expenditures (000s)	$4,500	$4,400	$2,700	$8,500	$7,100

(1)Access line equivalents are derived by converting high capacity data lines to the estimated capacity of one switched access line.

TELEPHONE AND DATA SYSTEMS, INC.

FINANCIAL HIGHLIGHTS

Three Months Ended September 30,

(Unaudited, dollars in thousands, except per share amounts)

		2005	Increase (Decrease)
	2006	(as restated)	Amount	Percent
Operating Revenues
U.S. Cellular	$888,523	$795,100	$93,423	11.7%
TDS Telecom	220,348	227,742	(7,394)	(3.2%)
All Other (1)	3,199	5,105	(1,906)	(37.3%)
	1,112,070	1,027,947	84,123	8.2%
Operating Expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	664,256	603,532	60,724	10.1%
Depreciation, amortization and accretion	146,940	128,238	18,702	14.6%
	811,196	731,770	79,426	10.9%
TDS Telecom
Expenses excluding depreciation and amortization	146,779	146,841	(62)	N/M
Depreciation and amortization	39,628	40,317	(689)	(1.7%)
	186,407	187,158	(751)	N/M
All Other (1)
Expenses excluding depreciation and amortization	3,381	3,846	(465)	(12.1%)
Depreciation and amortization	711	688	23	3.3%
	4,092	4,534	(442)	(9.7%)

Total Operating Expenses	1,001,695	923,462	78,233	8.5%
Operating Income (Loss)
U.S. Cellular	77,327	63,330	13,997	22.1%
TDS Telecom	33,941	40,584	(6,643)	(16.4%)
All Other (1)	(893)	571	(1,464)	N/M
	110,375	104,485	5,890	5.6%
Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	24,080	17,737	6,343	35.8%
Interest and dividend income	16,323	14,204	2,119	14.9%
Fair value adjustment of derivative instruments	34,619	(4,429)	39,048	N/M
Interest (expense)	(59,365)	(53,852)	(5,513)	(10.2%)
Other (expense)	(4,319)	(3,204)	(1,115)	(34.8%)
	11,338	(29,544)	40,882	138.4%
Income Before Income Taxes and Minority Interest	121,713	74,941	46,772	62.4%
Income tax expense	35,718	29,492	6,226	21.1%
Income Before Minority Interest	85,995	45,449	40,546	89.2%
Minority share of income	(10,756)	(7,174)	(3,582)	(49.9%)
Income (Loss) From Continuing Operations	75,239	38,275	36,964	96.6%
Discontinued Operations, net of tax	—	340	(340)	(100.0%)
Net Income	75,239	38,615	36,624	94.8%
Preferred dividend requirement	(51)	(50)	(1)	(2.0%)
Net Income Available to Common	$75,188	$38,565	$36,623	95.0%

Basic Weighted Average Common Shares Outstanding (000s)	115,768	115,423	345	N/M
Basic Earnings Per Share	$0.65	$0.33	$0.32	97.0%

Diluted Weighted Average Common Shares Outstanding (000s)	116,862	116,103	759	N/M
Diluted Earnings Per Share	$0.64	$0.33	$0.31	93.9%

(1) Consists of Suttle Straus printing and distribution operations and intercompany eliminations.

N/M - Percentage change not meaningful

TELEPHONE AND DATA SYSTEMS, INC.

FINANCIAL HIGHLIGHTS

Nine Months Ended September 30,

(Unaudited, dollars in thousands, except per share amounts)

		2005	Increase (Decrease)
	2006	(as restated)	Amount	Percent
Operating Revenues
U.S. Cellular	$2,571,036	$2,245,526	$325,510	14.5%
TDS Telecom	657,641	670,139	(12,498)	(1.9%)
All Other (1)	11,157	14,192	(3,035)	(21.4%)
	3,239,834	2,929,857	309,977	10.6%
Operating Expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	1,915,334	1,698,276	217,058	12.8%
Depreciation, amortization and accretion	429,451	382,244	47,207	12.3%
	2,344,785	2,080,520	264,265	12.7%
TDS Telecom
Expenses excluding depreciation and amortization	435,569	428,529	7,040	1.6%
Depreciation and amortization	119,115	122,988	(3,873)	(3.1%)
	554,684	551,517	3,167	N/M
All Other (1)
Expenses excluding depreciation and amortization	13,365	11,003	2,362	21.5%
Depreciation and amortization	2,132	2,063	69	3.3%
	15,497	13,066	2,431	18.6%

Total Operating Expenses	2,914,966	2,645,103	269,863	10.2%
Operating Income (Loss)
U.S. Cellular	226,251	165,006	61,245	37.1%
TDS Telecom	102,957	118,622	(15,665)	(13.2%)
All Other (1)	(4,340)	1,126	(5,466)	N/M
	324,868	284,754	40,114	14.1%
Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	66,376	50,229	16,147	32.1%
Interest and dividend income	174,351	141,514	32,837	23.2%
Fair value adjustment of derivative instruments	22,881	495,294	(472,413)	(95.4%)
Gain on investments	91,418	500	90,918	N/M
Interest (expense)	(177,185)	(160,240)	(16,945)	(10.6%)
Other (expense)	(6,187)	(14,280)	8,093	56.7%
	171,654	513,017	(341,363)	(66.5%)
Income Before Income Taxes and Minority Interest	496,522	797,771	(301,249)	(37.8%)
Income tax expense	185,246	317,982	(132,736)	(41.7%)
Income Before Minority Interest	311,276	479,789	(168,513)	(35.1%)
Minority share of income	(33,281)	(23,974)	(9,307)	(38.8%)
Income (Loss) From Continuing Operations	277,995	455,815	(177,820)	(39.0%)
Discontinued Operations, net of tax	—	340	(340)	(100.0%)
Net Income	277,995	456,155	(178,160)	(39.1%)
Preferred dividend requirement	(152)	(152)	—	N/M
Net Income Available to Common	$277,843	$456,003	$(178,160)	(39.1%)

Basic Weighted Average Common Shares Outstanding (000s)	115,759	115,217	542	N/M
Basic Earnings Per Share	$2.40	$3.96	$(1.56)	(39.4%)

Diluted Weighted Average Common Shares Outstanding (000s)	116,623	116,063	560	N/M
Diluted Earnings Per Share	$2.38	$3.92	$(1.54)	(39.3%)

(1) Consists of Suttle Straus printing and distribution operations and intercompany eliminations.

N/M - Percentage change not meaningful

TELEPHONE AND DATA SYSTEMS, INC.

CONSOLIDATED BALANCE SHEET HIGHLIGHTS

(Unaudited, dollars in thousands)

		December 31,
	September 30,	2005
	2006	(as restated)
ASSETS

Current Assets
Cash and cash equivalents	$1,029,756	$1,095,791
Marketable equity securities	975,957	—
Accounts receivable from customers and other	507,409	489,460
Deferred income tax asset	—	13,438
Materials and supplies, at average cost	89,269	103,211
Other current assets	73,716	76,520
	2,676,107	1,778,420

Investments
Licenses	1,450,369	1,365,063
Goodwill	886,418	882,168
Customer lists	32,048	47,649
Marketable equity securities	1,427,864	2,531,690
Investments in unconsolidated entities	243,849	217,180
Other investments	11,528	12,274
	4,052,076	5,056,024

Property, Plant and Equipment, net
U.S. Cellular	2,599,549	2,553,029
TDS Telecom	913,678	945,854
Other	33,126	30,877
	3,546,353	3,529,760

Other Assets and Deferred Charges	55,913	55,830

Total Assets	$10,330,449	$10,420,034

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current portion of long-term debt	$700,064	$237,948
Derivative Liability	188,171	—
Notes payable	150,000	135,000
Accounts payable	297,640	359,934
Customer deposits and deferred revenues	136,940	126,454
Accrued taxes	58,023	46,061
Accrued compensation	66,891	67,443
Deferred taxes	226,435	—
Other current liabilities	111,586	92,485
	1,935,750	1,065,325

Deferred Liabilities and Credits
Net deferred income tax liability	995,808	1,337,716
Derivative Liability	234,079	449,192
Other deferred liabilities and credits	336,485	298,306
	1,566,372	2,085,214

Long-term Debt	2,655,958	3,340,801

Minority Interest in Subsidiaries	577,175	546,833

Preferred Shares	3,863	3,863

Common Stockholders’ Equity
Common Shares, $.01 par value	565	565
Special Common Shares, $.01 par value	629	629
Series A Common Shares, $.01 par value	64	64
Capital in excess of par value	1,848,698	1,828,634
Treasury Shares, at cost
Common Shares	(207,524)	(208,156)
Special Common Shares	(209,391)	(210,600)
Accumulated other comprehensive income	309,321	363,641
Retained earnings	1,848,969	1,603,221
	3,591,331	3,377,998

Total Liabilities and Stockholders’ Equity	$10,330,449	$10,420,034

BALANCE SHEET HIGHLIGHTS

SEPTEMBER 30, 2006

(Unaudited, dollars in thousands)

	U.S.	TDS	TDS Corporate	Intercompany	TDS
	Cellular	Telecom	& Other	Eliminations	Consolidated
Cash and cash equivalents	$38,910	$378,542	$612,304	$—	$1,029,756
Affiliated cash investments	—	570,467	—	(570,467)	—
Marketable equity securities	204,933	—	771,024	—	975,957
Notes receivable—affiliates	—	—	280,582	(280,582)	—
	$243,843	$949,009	$1,663,910	$(851,049)	$2,005,713

Licenses, goodwill and customer lists	$1,965,102	$401,452	$2,281	$—	$2,368,835
Marketable equity securities	3,572	57,375	1,366,917	—	1,427,864
Investment in unconsolidated entities	197,817	3,623	48,573	(6,164)	243,849
Other investments	4,767	3,385	3,376	—	11,528
	$2,171,258	$465,835	$1,421,147	$(6,164)	$4,052,076

Property, Plant and
Equipment, net	$2,599,549	$913,678	$33,126	$—	$3,546,353

Notes payable:
external	$150,000	$—	$—	$—	$150,000
cash management	—	—	570,467	(570,467)	—
intercompany	—	280,582	—	(280,582)	—
	$150,000	$280,582	$570,467	$(851,049)	$150,000

Forward contracts:
Current portion	$159,856	$—	$537,117	$—	$696,973
Non-current portion	—	41,182	982,871	—	1,024,053
Total	$159,856	$41,182	$1,519,988	$—	$1,721,026

Long-term Debt:
Current portion	$—	$452	$2,639	$—	$3,091
Non-current portion	1,001,725	3,844	626,336	—	1,631,905
Total	$1,001,725	$4,296	$628,975	$—	$1,634,996

Preferred Shares	$—	$—	$3,863	$—	$3,863

Construction expenditures:
Quarter ended 9/30/06	$152,771	$31,538	$2,007		$186,316
Nine months ended 9/30/06	$421,378	$85,384	$9,848		$516,610

TDS Telecom Highlights

Three Months Ended September 30,

(Unaudited, dollars in thousands)

		2005	Increase (Decrease)
	2006	(as restated)	Amount	Percent
Local Telephone Operations
Operating Revenues
Local service	$50,327	$50,477	$(150)	N/M
Network access and long-distance	89,016	94,139	(5,123)	(5.4%)
Miscellaneous	22,899	23,953	(1,054)	(4.4%)
	162,242	168,569	(6,327)	(3.8%)
Operating Expenses
Network operations	48,275	45,716	2,559	5.6%
Customer operations	18,425	22,184	(3,759)	(16.9%)
Corporate expenses	27,826	23,538	4,288	18.2%
Depreciation and amortization	33,757	33,319	438	1.3%
	128,283	124,757	3,526	2.8%

Operating Income	$33,959	$43,812	$(9,853)	(22.5%)

Competitive Local Exchange Carrier Operations
Revenues	$59,370	$60,299	$(929)	(1.5%)

Expenses excluding depreciation and amortization	53,517	56,529	(3,012)	(5.3%)
Depreciation and amortization	5,871	6,998	(1,127)	(16.1%)
	59,388	63,527	(4,139)	(6.5%)

Operating (Loss)	$(18)	$(3,228)	$3,210	99.4%

Intercompany revenues	$(1,264)	$(1,126)	$(138)	N/M
Intercompany expenses	(1,264)	(1,126)	(138)	N/M
	—	—	—

Total TDS Telecom Operating Income	$33,941	$40,584	$(6,643)	(16.4%)

N/M - Percentage change not meaningful.

TDS Telecom Highlights

Nine Months Ended September 30,

(Unaudited, dollars in thousands)

		2005	Increase (Decrease)
	2006	(as restated)	Amount	Percent
Local Telephone Operations
Operating Revenues
Local service	$151,058	$150,200	$858	N	/M
Network access and long-distance	266,994	275,452	(8,458)	(3.1%)
Miscellaneous	67,176	69,139	(1,963)	(2.8%)
	485,228	494,791	(9,563)	(1.9%)

Operating Expenses
Network operations	141,833	129,006	12,827	9.9%
Customer operations	56,300	68,773	(12,473)	(18.1%)
Corporate expenses	81,136	68,314	12,822	18.8%
Depreciation and amortization	100,585	101,165	(580)	N	/M
	379,854	367,258	12,596	3.4%

Operating Income	$105,374	$127,533	$(22,159)	(17.4%)

Competitive Local Exchange Carrier Operations
Revenues	$176,599	$179,212	$(2,613)	(1.5%)

Expenses excluding depreciation and amortization	160,486	166,300	(5,814)	(3.5%)
Depreciation and amortization	18,530	21,823	(3,293)	(15.1%)
	179,016	188,123	(9,107)	(4.8%)

Operating (Loss)	$(2,417)	$(8,911)	$6,494	72.9%

Intercompany revenues	$(4,186)	$(3,864)	$(322)	N	/M
Intercompany expenses	(4,186)	(3,864)	(322)	N	/M
	—	—	—

Total TDS Telecom Operating Income	$102,957	$118,622	$(15,665)	(13.2%)

N/M - Percentage change not meaningful.